N e w s R e l e a s e QUICKSILVER RESOURCES INC. 801 Cherry Street Fort Worth, TX 76102 www.qrinc.com

QUICKSILVER RESOURCES ANNOUNCES PLAN TO CREATE MASTER LIMITED PARTNERSHIP WITH BARNETT ASSETS

FORT WORTH, TEXAS (October 19, 2011) – Quicksilver Resources Inc. (NYSE:  KWK) announced today its intention to create a master limited partnership (MLP) with a portion of its Barnett Shale assets.

Prior to year end, the company intends to file a registration statement on Form S-1 with the Securities and Exchange Commission in connection with issuing common units in the MLP.  The MLP plans to use proceeds of the initial public offering and borrowings under a planned new bank credit facility to buy certain of Quicksilver’s Barnett Shale assets.  Quicksilver is targeting this initial step to generate in excess of $400 million in proceeds which it intends to use to retire Quicksilver debt.  Quicksilver has approximately $940 million of public debt that is callable between now and the end of 2012 which the company expects to eliminate over the next two years with cash generated from the drop downs to the MLP.
It is projected that the assets in the initial sale to the MLP will comprise:
•	18% of Quicksilver’s current Barnett Shale production levels
•	15% of the company’s year-end 2010 proved Barnett Shale reserves

In addition, Quicksilver’s current Barnett Shale asset base provides the ability to drop down similar asset packages with similar decline profiles for at least the next seven years.

Quicksilver will retain a significant ownership position in the MLP and will own 100% of the general partner.

“The creation of this MLP achieves several goals for Quicksilver.  We believe we will be able to monetize a large maturing asset base at attractive prices which can eliminate all of Quicksilver’s existing public debt over the next few years.  At the same time, the MLP will be growing organically and looking for new opportunities that will provide further upside for all of our shareholders,” said Glenn Darden, President and CEO of Quicksilver.

The company continues to work on negotiation of a joint venture on the midstream infrastructure in the Horn River Basin in British Columbia, Canada.  Quicksilver is also in discussions with third parties on several upstream projects.  In addition to its interest in the MLP and its general partner, Quicksilver retains all of its assets outside of the Barnett, including:  its large development project in the Horn River Basin, its Horseshoe Canyon coal bed methane assets in Canada, its ownership of 8 million Breitburn Energy Partner units, its 210,000 net acre Niobrara project, its West Texas acreage position and its production from a large acreage position in Montana that is held by production.

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The timing and ability to effect an initial public offering and obtain a new bank credit facility are subject to market and other conditions.  This press release does not constitute an offer of any securities for sale.

Conference Call

Quicksilver will host a conference call tomorrow, October 20, 2011, at 9:00 a.m. eastern time to discuss this planned transaction.  Quicksilver invites interested parties to participate in the call via the company’s website at http://www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 20972552, prior to 8:55 a.m. eastern time.  A digital replay of the conference call will be available at 3:00 p.m. eastern time tomorrow, and will remain available for 30 days.  The replay can be accessed at 1-855-859-2056 and enter the conference ID number 20972552.  The replay will also be archived for 30 days on the company’s website.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived reserves from unconventional reservoirs, including coalbed methane, shale gas, and tight sands in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas, Steamboat Springs, Colorado and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

Quicksilver Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated. An extensive list of factors that can affect future activities, performance, outcomes and results is disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  The forward-looking statements included in this news release are made only as of the date of this news release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.
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Investor Contacts:
Quicksilver Resources
John Hinton
(817) 665-4990

Quicksilver – Media contact
Anthony D. Andora
EnerCom, Inc.
303-296-8834
Aandora@EnerCominc.com

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